SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code  972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2009, the Board of Directors of Registrant amended its Bylaws.  A summary of the  amendments to the Bylaws is as follows.  A complete copy of the amended and revised Bylaws is attached to this Current Report as Exhibit 99-1.

1.             Additional language has been added to Sections 3 and 5 of Article II to clarify the requirements for shareholder meeting notices on the means of remote communications by shareholders and proxies to be present and vote at meetings.

2.             Section 6 of Article II has been added to clarify the process of adjourning and reconvening a shareholder meeting.

3.             Additional language has been added to Section 8A of Article II (i) to provide greater specificity regarding the text of proposed shareholder resolutions, (ii) to require more detailed information on the investment position regarding the Registrant of a shareholder proposing resolutions or submitting a proposed director nominee, and (iii) to clarify the information required on a proposed director nominee.

4.             Additional language has been added to Section 9 of Article II to clarify the rules applicable to the revocation of proxies.

5.             Amendments have been made to Section 11 to clarify the process on the appointment of the Inspectors of Votes.

6.             Article III has been revised to clarify (i) the responsibility of the Board of Directors in setting the number of directors, the succession of directors, and the filling of a vacancy due to a removed director, (ii) the delegation of authority to the Executive Committee of the Board of Directors as to adoption of merger or consolidation agreements and (iii) the requirements around time, place and notice of Board committee meetings.

7.             Additional language has been added to Article VI to more clearly outline the indemnification rights for certain parties for certain claims.

8.             Section 5 of Article VII has been clarified to provide that a record date may not precede the date of the Board resolution fixing the same.

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 28, 2009, the Board of Directors of Registrant also updated its Code of Conduct and Ethical Business Policy.  The updates made clarifications on (i) referenced policies and procedures, (ii) the ethics standard, (iii) the prohibition of conflicts of interest, and (iv) the expectations of parties involved in the Registrant’s disclosure process.  A complete copy of the updated Code of Conduct and Ethical Business Policy can be found in the Corporate Governance section of the Registrant's internet website (http://www.brinker.com/corp_gov/ethical_business_policy.asp).

Section 7 — Regulation FD.

Item 7.01.      Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On May 28, 2009, the Registrant issued a Press Release, attached as Exhibit 99-2 to this Current Report on Form 8-K, announcing the declaration on May 28, 2009 of the Registrant’s quarterly dividend to common stock shareholders in the amount of $0.11 per share.  The dividend will be payable on June 24, 2009 to shareholders of record at the close of business on June 15, 2009.

Section 9 — Financial Statements and Exhibits.

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

99-1         Amended Bylaws

99-2         Press Release, dated May 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: May 29, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer